Exhibit 4.1

PERNIX THERAPEUTICS HOLDINGS, INC.

AND

EACH OF THE GUARANTORS PARTY HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of February 21, 2014

8.00% Convertible Senior Notes due 2019

SCHEDULE

Schedule I	Transaction with Affiliates I-1
Schedule II	Permitted Contingent Obligations II-1
Schedule III	Permitted Debt III-1
Schedule IV	Permitted Investments IV-1
Schedule V	Products V-1
Schedule VI	Specified Assets VI-1

EXHIBIT

Exhibit A	Form of Note A-1
Exhibit B	Form of Supplemental Indenture B-1

INDENTURE dated as of February 21, 2014 among Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company,” as more fully set forth in Section 1.01), each of the Guarantors (collectively, the “Guarantors”, as more fully set forth in Section 1.01) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 8.00% Convertible Senior Notes due 2019 (the “Notes”), initially in an aggregate principal amount not to exceed $65,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Change of Control Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized; and

WHEREAS, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes; and all things necessary to make this Indenture a valid and binding agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make its Guarantee, when duly issued and executed by each Guarantor and when the Notes have been authenticated and delivered by the Trustee, the valid and binding obligation of such Guarantor as hereinafter provided,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and each Guarantor covenant and agree with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
Definitions

Section 1.01 .  Definitions

.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

“ABL Facility” means an asset based revolving credit facility secured solely by Liens on assets of the Company and other Credit Parties permitted by clause (h) of the definition of Permitted Liens; provided that the Midcap Facility shall constitute an ABL Facility so long as (x) no “Term Loans” (as defined therein) remain outstanding and (y) the obligations of the Company and its Subsidiaries thereunder shall be secured solely by Liens on assets of the Company and other Credit Parties permitted by clause (h) of the definition of Permitted Liens.

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

“Accounts” means, collectively, (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the UCC), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, “general intangibles” (as defined in the UCC), rights, remedies, guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, (d) all information and data compiled or derived by any Credit Party or to which any Credit Party is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.

“Acquisition Subsidiary” means any direct Subsidiary of a Credit Party that (a) is not a Foreign Subsidiary and (b) is formed for the purpose of consummating a Permitted Acquisition of assets pursuant to clause (z) of the definition thereof; provided that an Acquisition Subsidiary shall (i) not be a Credit Party until after consummation of the applicable Permitted Acquisition and (ii) become a Credit Party promptly following consummation of the applicable Permitted Acquisition.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Solely for purposes of Section 4.13, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

 “Announcement Date” shall have the meaning specified in Section 14.04(f).

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition of any asset by any Credit Party or any Subsidiary of any Credit Party.

“Bank Product Obligations” means obligations and liabilities in respect of agreements that provide for a bank or other financial institution to provide the Company or any Subsidiary with cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Blocked Person” means any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Holder is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broadly-Held” means, at any time, that no three Initial Holders hold or beneficially own, as the case may be, Notes representing at least a majority of aggregate principal amount of all Notes then outstanding, provided that, for purposes of this definition, affiliated funds shall be considered a single Initial Holder.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the place of payment is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

A “Change of Control” (i) for purposes of Section 15.02, shall be deemed to have occurred at any time after the Notes are originally issued if any of the following occurs:

(a)           a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b)           the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Change of Control pursuant to this clause (b);

(c)           the stockholders or (if no stockholder approval is necessary) the Board of Directors of the Company approve any plan or proposal for the liquidation, dissolution, termination or similar transaction or dissolution of the Company; or

(d)           the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or any such delisting is announced without any announcement that the Common Stock will be immediately relisted on any of the foregoing exchanges; and

(ii) for purposes of Section 14.03, shall be deemed to have occurred if a Change of Control has occurred pursuant to clause (i) above determined without regard to the proviso in clause(i)(b).

“Change of Control Company Notice” shall have the meaning specified in Section 15.02(c).

“Change of Control Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Change of Control Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Change of Control Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“clause b Change of Control” means a Change of Control described in clause (i)(b) of the Change of Control definition.

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Indenture, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of the Company’s Chief Executive Officer, President, General Counsel, Executive or Senior Vice President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), Treasurer, Assistant Treasurer, Secretary or any Assistant Secretary, and delivered to the Trustee.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person:  (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (d) for any obligations of another Person pursuant to any guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so guaranteed or otherwise supported.

“Controlled Group” means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Price” means, on any date, $1,000 divided by the Conversion Rate in effect on such date (plus, if applicable, any Additional Shares that would be added to the Conversion Rate for conversions on such date).

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Core Product” means any Product that is not a Non-Core Product.  For the avoidance of doubt, the Capital Stock of any Person, the assets of which are comprised primarily of Core Products, shall constitute a Core Product for purposes hereof so long as 100% of the Capital Stock of such Person is acquired in the applicable acquisition.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 50 S. 6th Street, Suite 1290, Minneapolis, MN 55402, Attention: Pernix Therapeutics Holdings, Inc. Account Manager, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Credit Party” means the Company or any Guarantor; and “Credit Parties” means the Company and all Guarantors, collectively.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Cypress” means Cypress Pharmaceuticals, Inc.

“Cypress Purchase Agreement” means that certain Securities Purchase Agreement dated as of November 13, 2012 among the Company, Cypress, all of the stockholders of Cypress and an individual acting as agent for such stockholders (as amended or otherwise modified as of December 31, 2012), as amended pursuant to the terms and conditions of the Settlement Agreement dated as of January 28, 2014 among the former shareholders of Cypress and the Company (the “Cypress Settlement”).

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, due more than 180 days after such property is acquired or such services are contemplated, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person other than equity securities (1) held by current or former employees, consultants or directors of the Company or any Subsidiary and issued pursuant to an employee benefit plan of the Company or any Subsidiary and (2) of a Subsidiary held by the Company, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) solely for purposes of calculating the Total Leverage Ratio, “earnouts” and similar payment obligations (but only at such time and to the extent such obligation is required to be included as a liability on the balance sheet of such Person in accordance with GAAP) of such Person arising out of purchase and sale contracts, (i) all Debt of others guaranteed by such Person and (j) off-balance sheet liabilities and/or Pension Plan or Multiemployer Plan liabilities of such Person.  Without duplication of any of the foregoing, Debt of Credit Parties shall include any and all obligations under this Indenture.  For the avoidance of doubt, Debt of the Company and its Subsidiaries (including any entity acquired in a Permitted Acquisition) under this Indenture that also constitutes a Contingent Obligation under this Indenture shall be treated solely as Debt under this Indenture.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Change of Control Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Domestic Material Subsidiary” means any Subsidiary of the Company, other than the Special Acquisition Subsidiary (i) that is organized under the laws of the United States, any State thereof or the District of Columbia; (ii) that is not a Subsidiary of a Foreign Subsidiary and (iii) whose total assets, as of the date of determination, are greater than $100,000, or whose total revenues for the most recent 12 months period ending on the prior fiscal quarter exceed $100,000.

“Earnout/Escrow Payments” means the payments described in Section 1.4(c) of the Cypress Purchase Agreement, as amended by the terms and conditions of the Cypress Settlement Agreement.

“EBITDA” for the applicable Test Period is calculated as the sum of, without duplication, (a) net income (or loss) for the Test Period of the Company and its Subsidiaries, but excluding the income (or loss) of any Person (other than Subsidiaries of the Company) in which the Company or any of its Subsidiaries has an ownership interest unless received by the Company or its Subsidiary in a cash distribution, (b) any provision for (or minus any benefit from) income or profit of the Company and its Subsidiaries, including, without limitation, foreign, federal, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) deducted in the determination of net income for the Test Period, (c) interest expense, net of interest income, of the Company and its Subsidiaries deducted in the determination of net income for the Test Period, (d) amortization and depreciation and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of the Company and its Subsidiaries deducted in the determination of net income for the Test Period, (e) streamlining costs, exit or disposal costs and other restructuring charges, reserves or expenses, including severance costs and relocation costs, deducted in the determination of net income for the Test Period, (f) non-recurring product launch costs, litigation costs, remediation costs and transaction costs related to the offering of Notes deducted in the determination of net income for the Test Period, (g) any foreign currency translation or transaction losses of the Company and its Subsidiaries deducted in the determination of net income for the Test Period, (h) all deferred financing costs written off and premium paid or other expenses incurred directly in connection with any early extinguishment of Debt and any net gain (loss) from any write-off or forgiveness of Debt of the Company and its Subsidiaries deducted in the determination of net income for the Test Period, (i) costs and expenses of the Company and its Subsidiaries incurred in connection with any issuance of equity deducted in the determination of net income for the Test Period, (j) non-cash charges for (x) stock compensation expenses with respect to stock or stock options granted or issued by the Company deducted in the determination of net income for the Test Period and (y) an increase in basis of acquired inventory included in cost of goods sold,, (k) losses (or minus gains) from Asset Dispositions included in the determination of net income for the Test Period (excluding sales, expenses or losses related to current assets), (l) any expense (or minus any income) relating to changes in fair value in the value of the earnout / escrow payments, milestone payments and put option provided to the stockholders of Cypress in connection with the Cypress Purchase Agreement, in each case included in the determination of net income for the Test Period of the Company and its Subsidiaries, (m) any expense incurred or accrued in connection with the agreement reached between Cypress and the Attorney General of the State of Texas to settle all claims arising from certain actions by Cypress under the Texas Medicaid Fraud Prevention Act prior to its acquisition by the Company and (n) non-recurring expenses incurred in the consummation of Permitted Acquisitions and Permitted Asset Dispositions deducted in the determination of net income for the Test Period.  EBITDA for the quarters ending March 31, 2013, June 30, 2013, and September 30, 2013 shall be deemed to be -$1,400,000, -$3,900,000 and -$2,000,000, respectively.

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Equity Linked Security” shall have the meaning specified inSection 14.04(f).

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Asset Disposition” means the following Asset Dispositions: (a) dispositions of cash equivalents, (b) the sale, lease, license, transfer, assignment or other consensual disposition of property by a Credit Party or any non-Credit Party Subsidiary to any other Credit Party or by any non-Credit Party Subsidiary to any other non-Credit Party Subsidiary, (c) the issuance of Capital Stock by the Company, (d) the issuance of Capital Stock by any Subsidiary to a Credit Party or by any non-Credit Party Subsidiary to any non-Credit Party Subsidiary, (e) the abandonment or other disposition of Intellectual Property that is not material and is no longer used or useful in any material respect in the business of any Credit Party or any of its Subsidiaries, (f) grants in the Ordinary Course of Business by any Credit Party or any of their Subsidiaries after the date hereof of a non-exclusive license or sublicense of any Intellectual Property, (g) the leasing, occupancy agreements or sub-leasing of real property or equipment in the Ordinary Course of Business that would not interfere with the required use of such real property or equipment by any Credit Party or any of its Subsidiaries, (h) dispositions of furniture, fixtures and equipment in the Ordinary Course of Business for fair market value, (i) dispositions in connection with condemnation, expropriations, foreclosures or similar actions, (j) Permitted Liens and (k) the sale of Capital Stock of a Subsidiary in connection with the creation of a Partnership.

“Floor Price” means, initially $2.3278 per share, subject to adjustment at any time that the Conversion Rate is adjusted pursuant to clauses (a) through (e) of Section 14.04, by multiplying the Floor Price in effect immediately prior to such adjustment by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to such adjustment, and the denominator of which is the Conversion Rate as so adjusted.

“Foreign Subsidiary” means any Subsidiary of the Company that is not organized under the laws of the United States, any State thereof or the District of Columbia.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Change of Control Repurchase Notice” means the “Form of Change of Control Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“Global Notes” means Notes represented in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.

“Guarantee” means the guarantee of the Notes by each Guarantor under this Indenture.

“guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the Ordinary Course of Business.  The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (a) initially, each of the Company’s Subsidiaries that has executed this Indenture as a “Guarantor”, and (b) each of the Company’s Subsidiaries that becomes a Guarantor of the Notes pursuant to the provisions of this Indenture, and their successors, in each case until released from its respective Guarantee pursuant to this Indenture.

“Holders” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Holders” means (a) Athyrium Opportunities Fund (A) LP, Athyrium Opportunities Fund (B) LP, FFI Fund Ltd., FYI Ltd., Olifant Fund, Ltd., Value Recovery Fund Limited, Strongbow Fund Ltd., Cetus Capital II, LLC, Littlejohn Opportunities Master Fund LP and SG Distressed Fund, LP, and (b) any successor to, or fund affiliated with, an Initial Holder set forth in clause (a).

“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Interest Payment Date” means (i) each March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2014, and (ii) the Maturity Date.

“Issuance Price” shall have the meaning specified inSection 14.04(f).

“Inventory” means “inventory” as defined in Article 9 of the UCC.

“Investment” means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise), making or holding Debt, securities, capital contributions, loans, time deposits, advances, guarantees or otherwise.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

“Issue Date” means the first date on which the Company issues Notes under this Indenture.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date received from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.  The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours. On or after the occurrence of a Merger Event, the “Last Reported Sale Price” of a unit of Reference Property on any date shall be determined in accordance with the four immediately preceding sentences, except that (i) in the case of a Merger Event in connection with which holders of Common Stock receive only cash as set forth in Section 14.07(a), the “Last Reported Sale Price” shall be equal to the per share amount of cash received by holders of Common Stock in such Merger Event and (ii) in the case of a Merger Event in connection with which holders of Common Stock receive a type of consideration other than cash or common stock as set forth in Section 14.07(a), the “Last Reported Sale Price” shall be the fair market value of such unit of Reference Property determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset.  For the purposes of this Indenture, the Company or any Subsidiary of the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Maturity Date” means February 15, 2019.

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Midcap Facility” means the Amended and Restated Credit Agreement dated as of May 8, 2013, among the Company, certain Subsidiaries of the Company, the lenders party thereto and MidCap Financial, LLC, as administrative agent, as in effect on the date thereof, and as may be amended or restated from time to time.

“Milestone Payments” means the payments described in Section 1.4(d) of the Cypress Purchase Agreement, as amended by the terms and conditions of the Cypress Settlement Agreement.

“Minimum Liquidity” means, at any time, the sum of the Company’s unrestricted cash and cash equivalents (as determined under GAAP) and the amount available to be drawn by the Company under (i) the Midcap Facility (as amended from time to time) or (ii) if such facility has been terminated, any other revolving credit facility to which the Company is a party.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which the Company or any Subsidiary or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

“Non-Core Product” means any Product, except (a) Silenor, (b) CEDAX, (c) Zutripro, (d) Rezira, (e) Vituz, (f) the product containing isometheptane, dichlorophenozone and acetameniphen otherwise known as IDA, (g) any authorized generic of the foregoing and (h) any Product that (x) generated net revenues in excess of $5,000,000 in the 12-month period ended as of the date of determination or (y) is anticipated to generate net revenues in excess of $5,000,000 in the 12-month period commencing on the date of determination.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the General Counsel, the Treasurer, the Secretary, any Executive or Senior Vice President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), Treasurer, Assistant Treasurer, Secretary or Assistant Secretary.

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company.  Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, that is delivered to the Trustee.  Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices or a reasonable extension thereof.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)           Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)           Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)           Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)           Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(e)           Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

“Permitted Acquisition” means the acquisition by (x) any Foreign Subsidiary or Specified Acquisition Subsidiary of the Specified Assets (each, a “Specified Acquisition”), (y) the Company or any Credit Party of any Core Product to replace any Non-Core Product disposed of pursuant to a Permitted Asset Disposition or by a non-Credit Party Subsidiary of any Core Product to replace any Non-Core Product disposed of by a non-Credit Party Subsidiary pursuant to a Permitted Asset Disposition or (z)(1) the Company or any Credit Party of all (but not less than all) of the equity of any Person (the “Target”) or (2) any Acquisition Subsidiary of any assets of a Person, in the case of both (1) and (2) (i) with the prior written approval of Required Holders or (ii) subject to the satisfaction of each of the following conditions: (a) such Permitted Acquisition shall only involve assets, substantially all of which are located in the United States (and, in connection with the acquisition of the equity of a Target, such Target shall be formed, incorporated or otherwise organized under the laws of a state within the United States or the District of Columbia) and substantially comprising a business, or those assets of a business, of the type engaged in by the Credit Parties as of the date hereof and any business reasonably related thereto, and which business would not subject the Trustee or any Holder to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Indenture other than approvals applicable to the exercise of such rights and remedies with respect to the Credit Parties prior to such Permitted Acquisition; (b) such Permitted Acquisition shall be consensual, and, with respect to any acquisition of all of the equity of the Target, shall have been approved by the Target’s board of directors (or comparable governing board) and shall be consummated in accordance with the terms of the agreements and documents related thereto, and in compliance with all applicable laws; (c) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Liens); (d) the Target and its Subsidiaries and the Acquisition Subsidiary, to the extent each such entity is required to become a Guarantor under this Indenture, shall have become Guarantors; and (e) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

“Permitted Acquisition Debt” means any Debt incurred by (A) the Acquisition Subsidiary or the Target or any of its Subsidiaries in connection with a Permitted Acquisition of the type specified in clause (z) of the definition thereof or (B) solely in connection with a Permitted Acquisition of the type specified in clause (x) of the definition thereof, any Foreign Subsidiary or Specified Acquisition Subsidiary or any of their respective Subsidiaries; provided, however, that such Debt shall only constitute Permitted Acquisition Debt, if (i) at the time of incurrence of such Debt, after giving effect to such incurrence of Debt and Permitted Acquisition on a Pro Forma Basis, the Total Leverage Ratio does not exceed 4.50:1.00 and (ii) such Debt is not guaranteed in any respect by any Credit Party (other than the Acquisition Subsidiary or the Target and any of its Subsidiaries, as applicable); provided, further, however, that in no event shall Permitted Acquisition Debt be used to fund a Permitted Acquisition of the type specified in clause (y) of the definition thereof.

“Permitted Asset Dispositions” means the following Asset Dispositions, provided, however, that at the time of an Asset Disposition referred to in clauses (a), (f) and (h) no Default or Event of Default exists or would result from such Asset Disposition:  (a) disposition of the PML Business, (b) dispositions of inventory, products, services or insurance proceeds in the Ordinary Course of Business, (c) Excluded Asset Dispositions, (d) transfers of condemned real property as a result of the exercise of “eminent domain” or other similar policies to the respective governmental authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), (e) dispositions of Capital Stock in Therapeutics MD, (f) dispositions of and the granting of any exclusive license related to Non-Core Products, (g) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements, (h) Permitted Distributions and (i) dispositions of assets (other than those described in clauses (a) through (h) above) for so long as the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $1,000,000 and the aggregate market value of assets sold or otherwise disposed of in any fiscal year of the Company does not exceed $2,000,000.

“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from the Company or any of its Subsidiaries to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Credit Party(ies); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) the Company’s and its Subsidiaries’ title to, and its right to use, the applicable asset is not adversely affected thereby; (c) the applicable asset or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by the Company or its Subsidiaries; and (d) upon a final, non-appealable determination of such contest, the Company and its Subsidiaries shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means (a) Contingent Obligations arising in respect of the Debt under the Indenture; (b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (c) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule II (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than extensions of the maturity thereof without any other material change in terms); (d) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $500,000 in the aggregate at any time outstanding; (e) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Section 4.13(e); (f) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by a Credit Party in the Ordinary Course of Business for the purpose of mitigating risks associated with interest rates, commodity prices, currency, liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (g) any Contingent Obligation that constitutes a Permitted Investment; (h) any Contingent Obligation that constitutes Permitted Debt; and (i) other Contingent Obligations not permitted by clauses (a) through (h) above, not to exceed $250,000 in the aggregate at any time outstanding.

“Permitted Debt” means:  (a) the Company’s and its Subsidiaries’ Debt to each Holder under this Indenture; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt, mortgage financings and capital leases not to exceed $2,000,000 at any time (whether in the form of a loan or a lease) used solely to acquire equipment or other assets used in the Ordinary Course of Business and secured only by such equipment or other assets; (d) Debt existing on the date of this Agreement and described on Schedule III (but not including (x) any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other material change in terms and (y) prior to the Issue Date, Debt under the MidCap Facility); (e) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business; (f) Debt, if any, arising under Swap Contracts; (g) intercompany Debt arising from loans made by (i) the Company, any Guarantor or any Subsidiary to any  Subsidiary of the Company or any Guarantor to fund working capital requirements of such Subsidiaries in the Ordinary Course of Business; provided that the Debt owing by any Subsidiary that is not a Credit Party shall not exceed $250,000 in the aggregate at any time outstanding and (ii) any Subsidiary to another Credit Party; (h) Debt in respect of bid, performance and surety bonds, including guarantees or obligations of the Credit Parties with respect to letters of credit supporting such bid, performance and surety bonds or other forms of credit enhancement supporting performance obligations under services contracts, workers’ compensation claims, self-insurance obligations, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, in each case incurred in the Ordinary Course of Business, not to exceed $500,000 in the aggregate at any time outstanding; (i) unsecured Debt arising from agreements to provide for indemnification, adjustment of purchase price, or other similar obligations, in each case, incurred in connection with a Permitted Asset Disposition subject to the limits set forth in the definition thereof; (j) Debt of a Person that becomes a Subsidiary or Debt attaching to assets that are acquired by an Acquisition Subsidiary, in each case after the Issue Date and as the result of a Permitted Acquisition, provided, that (i) such Debt existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (ii) such Debt is not guaranteed in any respect by any Credit Party (other than the Acquisition Subsidiary and the Target and any of its Subsidiaries) and (iii) such acquisition was permitted by the terms of this Indenture; (k) unsecured Debt arising from agreements to provide for indemnification, adjustment of purchase price, earn-outs or other similar obligations, in each case, incurred in connection with a Permitted Acquisition permitted hereunder and subject to the limits set forth in the definition of “Permitted Acquisition”; (l) unsecured Debt arising from agreements to provide for milestone or royalty payments, to the extent such obligations are considered Debt under GAAP, incurred in connection with a Permitted Acquisition and subject to the limits set forth in the definition of “Permitted Acquisition”; (m) from and after the Issue Date, Debt under an ABL Facility; (n) Permitted Acquisition Debt; (o) Debt, the proceeds of which are used to refinance all or part of the Notes, provided that, if all of the Notes are not refinanced, (1) the aggregate principal amount of such Debt shall not exceed the aggregate principal amount of Notes refinanced, (2) such Debt is not guaranteed by any Subsidiary that is not a Credit Party, (3) such Debt is not secured by a Lien and (4) such Debt has a maturity date at least 90 days later than the Maturity Date, and a weighted average life to maturity equal to or greater than that of the Notes; (p) Permitted Investments that constitute Debt; (q) Bank Product Obligations incurred in the Ordinary Course of Business and (r) Debt incurred by any non-Credit Party (other than in connection with a Specified Acquisition) to fund the working capital needs and general corporate purposes of such non-Credit Party so long as such Debt is not guaranteed in any respect by a Credit Party; provided that such Debt shall not be provided by the Company or any of its Subsidiaries.

“Permitted Distributions” means the following Restricted Distributions:  (a) dividends or distributions by any non-Credit Party Subsidiary to another non-Credit Party Subsidiary or a Credit Party; (b) dividends or distributions by any Subsidiary of a Credit Party to a Credit Party; (c) dividends or distributions by any Credit Party to another Credit Party; (d) Permitted Asset Dispositions; (e) dividends payable solely in common stock; and (f) repurchases of stock of former employees, directors or consultants pursuant to stock purchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided, however, that such repurchase does not exceed $1,000,000 in the aggregate per fiscal year of the Company; provided further that the Company may carry over and make in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $1,000,000 of unutilized capacity under this clause (f) from any prior fiscal year.

“Permitted Investments” means: (a) Investments shown on Schedule IV and existing on the date hereof; (b) (i) cash and cash equivalents, and (ii) any similar short term Investments permitted by the Company’s and its Subsidiaries’ investment policies existing on the date hereof and, as amended from time to time, provided, however, that, for so long as the Notes are not Broadly-Held, such amendment thereto has been approved by the Required Holders (such approval not to be unreasonably withheld, conditioned or delayed); (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of the Company or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Company’s Board of Directors (or other governing body), but the aggregate of all such loans outstanding may not exceed $500,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business, provided, however, that this subpart (f) shall not apply to Investments of any Credit Party in any Subsidiary; (g) Investments owned or held by any Person that is acquired in accordance with the provisions of this Indenture, provided that such Investments were not acquired in contemplation of the acquisition of such Person; (h) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors; (i) Investments by any Credit Party in another Credit Party and by any non-Credit Party in any other non-Credit Party or Credit Party; (j) Investments by any Credit Party in a Foreign Subsidiary or Specified Acquisition Subsidiary in connection with a Specified Acquisition, but the aggregate of all such Investments outstanding pursuant to this clause (j) may not exceed $55,000,000 at any time outstanding (with the fair market value of such Investments being measured at the time made without giving effect to subsequent changes in value); (k) Investments by any Credit Party in an Acquisition Subsidiary; (l) other Investments in an amount not exceeding $10,000,000 in the aggregate (with the fair market value of such Investments being measured at the time made without giving effect to subsequent changes in value); (m) guarantees that constitute Permitted Debt and (n) intercompany loans, the borrowing of which constitutes Permitted Debt.

“Permitted Liens” means:  (a) deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA) pertaining to the Company’s or its Subsidiary’s employees, if any; (b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (c) carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens for sums not exceeding $500,000 in the aggregate arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) judgment Liens that do not constitute an Event of Default under this Indenture; (g) with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially affect the value or marketability of the applicable asset, materially impair the use or operation of the applicable asset for the use currently being made thereof or materially impair the Credit Parties’ ability to pay the obligations under the Indenture in a timely manner or materially impair the use of the applicable asset or the ordinary conduct of the business of the Company or any Subsidiary; (h) Liens on the following assets to the extent securing an ABL Facility: (i) cash and cash equivalents, (ii) Accounts, (iii) Inventory, (iv) deposit accounts and securities accounts holding no assets other than cash, cash equivalents and security entitlements, (v) permits relating to the possession, marketing, sale or delivery for sale of any inventory (but only to the extent granted under the Midcap Facility as of the date hereof) and (vi) proceeds of the foregoing; (i) prior to the Issue Date, Liens on assets securing the Midcap Facility; (j) any Lien on any equipment or other assets securing Debt permitted under subpart (c) of the definition of Permitted Debt, provided, however, that such Lien attaches concurrently with or within one hundred twenty (120) days after the acquisition thereof; (k) precautionary UCC-1 financing statement filings that are filed by lessors with respect to operating leases entered into by the Credit Parties in the ordinary course of business; (l) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure custom duties which are not past due in connection with the importation of goods by the Credit Parties or their Subsidiaries in the Ordinary Course of Business; (n) receipt of deposits and advances from customers in the Ordinary Course of Business which may create an interest in the Inventory to be sold to such customers, but which do not constitute contractual Liens granted by a Credit Party or any Subsidiary; (o) Liens on any property or assets of (1) the Target or any of its Subsidiaries in connection with Permitted Acquisition Debt incurred in connection with a Permitted Acquisition of the type described in clause (z) of the definition thereof, (2) any Foreign Subsidiary or Specified Acquisition Subsidiary and any of its Subsidiaries in connection with Permitted Acquisition Debt incurred in connection with a Permitted Acquisition of the type described in clause (x) of the definition thereof and (3) any Acquisition Subsidiary in connection with Permitted Acquisition Debt incurred in connection with a Permitted Acquisition of the type specified in clause (z) of the definition thereof so long as such Liens apply only to the assets of the Acquisition Subsidiary and its Subsidiaries and not to any assets of any other Credit Party, (p) Liens securing any Debt referred to in clause (j) of the definition of Permitted Debt; (q) Liens securing Bank Product Obligations and Swap Contracts permitted to be incurred under the Indenture and (r) Liens on assets and property of non-Credit Parties securing any Debt referred to in clause (r) of the definition of Permitted Debt.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1 in excess thereof.

“PML Business” means the business of contract manufacturing pharmaceutical products conducted by Pernix Manufacturing, LLC.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Product” means any product manufactured, sold, developed, tested or marketed by any Credit Party, including those products set forth on Schedule V.  For the avoidance of doubt, for purposes of the definition of “Non-Core Product”, reference to a Product is a collective reference to all products with the same brand name and authorized generics thereof.

“Pro Forma Basis” means for any Test Period, for purposes of computing the Total Leverage Ratio, that pro forma effect shall be given to any Permitted Acquisition (including the related EBITDA as determined in good faith by the Chief Executive Officer or Chief Financial Officer (or Principal Accounting Officer) of the Company) and any Debt issued, incurred or assumed as a result of, or to finance, any Permitted Acquisition, as if each such event occurred on the first day of the applicable Test Period.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” (i) with respect to any Interest Payment Date prior to the Maturity Date, means the March 1, June 1, September 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15, June 15, September 15 or December 15 Interest Payment Date, respectively and (ii) in the case of the Interest Payment Date on the Maturity Date, February 1, 2019.

“Required Holders” means Holders of at least a majority of the aggregate principal amount of the Notes then outstanding.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any Capital Stock in such Person (except those payable solely in its Capital Stock of the same class), (b) any payment by such Person on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any Capital Stock in such Person or any claim respecting the purchase or sale of any Capital Stock in such Person, or (ii) any option, warrant or other right to acquire any Capital Stock in such Person, (c) any management fees, salaries or other fees or compensation to any Person holding any Capital Stock in a Credit Party or a Subsidiary  or an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party (in each case, other than (A) payments of salaries and customary bonuses to individuals, (B) directors fees, and (C) advances and reimbursements to employees or directors, all in the Ordinary Course of Business), (d) any lease or rental payments to an Affiliate or Subsidiary of a Credit Party, or (e) repayments of or debt service on loans or other indebtedness (other than “earnouts” and similar payment obligations) held by any Person holding any Capital Stock in a Credit Party or a Subsidiary of a Credit Party, an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party (other than in respect of any Permitted Debt including the Notes).  For purposes of this definition, “Affiliate” shall not include Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of such definition  of “Significant Subsidiary” but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $3,000,000.

“Specified Acquisition” has the meaning set forth in the definition of “Permitted Acquisition”.

“Specified Acquisition Subsidiary” means any Subsidiary of the Company organized under the laws of the United States, any State thereof or the District of Columbia and formed for the purpose of consummating a Specified Acquisition.  For the avoidance of doubt, a Specified Acquisition Subsidiary shall not be a Credit Party.

“Specified Assets” means those assets set forth on Schedule VI hereto.

 “Specified Percentage” means, as of any date of determination, (i) 140% less (ii) (a) 40% multiplied by (b) the quotient of the number of calendar days elapsed from, but excluding, the date the Notes were originally issued to, and including, such date of determination divided by the number of calendar days from, but excluding, such original issuance date to, and including, the Maturity Date.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Company.

“Subsidiary Change in Control” means the Company ceases to own 100% of the capital stock of any of its Subsidiaries (or such lesser percentage as may be owned by the Company as of the date hereof).

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is intended to provide protection against fluctuations in interest, commodity prices or currency exchange rates.

“Test Period” means, at any time, the four consecutive fiscal quarters of the Company then last ended prior to such time.

“Total Leverage Ratio” means the ratio of (a) total Debt of the Company and its Subsidiaries to (b) EBITDA for the most recent Test Period.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Market or, if the Common Stock is not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” means the Uniform Commercial Code of the State of Maryland or of any other state the laws of which are applicable to the relevant asset.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02 .  References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01 .  Designation and Amount.  The Notes shall be designated as the “8.00% Convertible Senior Notes due 2019.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $65,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02 .  Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture.  To the extent applicable, the Company, each Guarantor, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee in accordance with this Indenture and standing procedures between the Trustee and the Depositary.  Payment of principal (or the Change of Control Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 .  Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.  (a)  The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1 in excess thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note.  Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  The Company shall pay or cause the Paying Agent to pay (i) principal of, and interest on, any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $2,000,000, either by check mailed to each Holder or, upon written application by such a Holder to the Note Registrar not later than the relevant Regular Record Date or Maturity Date, as the case may be, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) interest on, and principal (or any Change of Control Repurchase Price, if applicable) of, any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall agree to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee in writing of such special record date and in such notice, instruct the Trustee to send such notice to Holders, and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make or cause to be made payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 .  Execution, Authentication and Delivery of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any one of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such person as, at the actual date of the execution of such Note, shall be the Officer of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05 .  Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.  (a)  The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.  For the avoidance of doubt, any Note mailed by the Holders to the Company, Trustee, Note Registrar, or any co-Note Registrar, whether by first class mail or certified mail, shall be deemed “delivered”, “presented” and “surrendered” to such party at such address for all purposes hereunder.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments in the applicable form attached to the Form of Note, duly executed by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) The Notes shall be initially issued as Physical Notes registered in the name of each Holder (for nominee thereof), and in the aggregate principal amount, as specified in the Securities Purchase Agreement dated as of February 4, 2014 between the Company and Athyrium Opportunities Associates GP LLC, on behalf of Athyrium Opportunities Fund (A) LP, the Securities Purchase Agreement dated as of February 4, 2014 between the Company and Athyrium Opportunities Associates GP LLC, on behalf of Athyrium Opportunities Fund (B) LP, the Securities Purchase Agreement dated as of February 4, 2014 between the Company and FFI Fund Ltd., the Securities Purchase Agreement dated as of February 4, 2014 between the Company and FYI Ltd., the Securities Purchase Agreement dated as of February 4, 2014 between the Company and Olifant Fund, Ltd., the Securities Purchase Agreement dated as of February 4, 2014 between the Company and Value Recovery Fund Limited, the Securities Purchase Agreement dated as of February 4, 2014 between the Company and Strongbow Fund Ltd., the Securities Purchase Agreement dated as of February 4, 2014 between the Company and Cetus Capital II, LLC, the Securities Purchase Agreement dated as of February 4, 2014 between the Company and Littlejohn Opportunities Master Fund LP and the Securities Purchase Agreement dated as of February 4, 2014 between the Company and SG Distressed Fund, LP.  As promptly as practicable following any request from a Holder or Holders, the Company shall cause the Physical Notes held by such Holder(s) to be replaced by Global Notes in accordance with the procedures of the Depositary therefor and the Company shall notify the Trustee in writing of the same.  At such time as any Physical Note has been converted, repurchased, exchanged or transferred (and, in the case of a transfer, another Note has been issued to the transferee), other than a conversion, repurchase, exchange or transfer in part, such Physical Note shall be, upon receipt thereof, be canceled by the Trustee in accordance with its applicable procedures. The exchange of a Physical Note for a Global Note shall follow the procedures set forth in the penultimate paragraph of Section 2.05(c).  In the case of any such exchange, if a Global Note is outstanding prior to such exchange, the aggregate principal amount of such Global Note will be increased, pursuant to standing procedures between the Trustee and the Depositary, by an amount equal to the aggregate principal amount of Physical Notes so exchanged.  If no Global Note is outstanding prior to such exchange, the Company will execute and deliver to the Trustee or any authenticating agent a Global Note representing an aggregate principal amount equal to the aggregate principal amount of Physical Notes so exchanged and bearing a restrictive legend if required under Section 2.05(c), together with a Company Order for authentication thereof and delivery to the Depositary or the Custodian, and any Officer’s Certificate or Opinion of Counsel regarding such authentication and delivery required by the Trustee under Section 17.05, and upon receipt of such documents, the Trustee will promptly authenticate the Global Note and deliver it to the Depositary or the Custodian.  Upon any such request, the Company agrees to make any non-substantive changes to the terms of the Notes reasonably requested by such Holder(s) such that the Notes will be eligible for settlement through the Depositary. With respect to any Global Notes, any transfer and exchange of beneficial interests in such Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing the Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless (i) (a) such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act and (b) the Holder requests removal thereof, or (ii) otherwise agreed by the Company in writing, with written notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, ANY ACQUIRER:

(1)           REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) (“QIB”) OR (B) IN THE CASE OF ANY ENTITY ACQUIRING THIS SECURITY DIRECTLY FROM THE COMPANY, IS A QIB OR AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT, AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)           AGREES FOR THE BENEFIT OF PERNIX THERAPEUTICS HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)           TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)           PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)           TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)           PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note bearing such restrictive legend will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) that is no longer required to bear a restrictive legend in accordance herewith will, promptly following surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note that is no longer required to bear such restrictive legend for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number.  If the Holder of a Physical Note that bears such a restrictive legend and is no longer required to bear such restrictive legend under this Section 2.05(c) surrenders such Note to the Trustee for exchange, the Trustee shall promptly so notify the Company, and the Company shall promptly execute a Physical Note in the name of such Holder that does not bear such a restrictive legend, of like tenor and aggregate principal amount, and shall deliver such executed Physical Note to the Trustee, along with a Company Order and, if requested by the Trustee, an Opinion of Counsel and an Officer’s Certificate, for authentication and delivery of such Physical Note, and the Trustee shall promptly authenticate such Physical Note and deliver it to such Holder or upon such Holder’s instructions, and the Trustee shall promptly thereafter cancel the Physical Note bearing such restrictive legend. The Company shall promptly notify the Trustee in writing after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.  Such exchange shall be in accordance with the terms of this Indenture, the applicable procedures of the Depositary (in the case of a Global Note) and applicable securities laws.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note.  Upon issuance, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian for the Depositary.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee with a written instruction to cancel such Global Notes, such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing.  Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), when Physical Notes are presented to the Note Registrar with a written request: (x) to register the transfer of such Physical Notes; or (y) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations or for an equal principal amount of a Global Note, the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Physical Notes surrendered for transfer or exchange: (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and (ii) so long as such Notes bear a restrictive legend, such Notes may only be transferred or exchanged in accordance with such restrictive legend and the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note, and if such Physical Notes are being transferred pursuant to an exemption from registration under the Securities Act (other than Rule 144A thereunder), (1) a certification to that effect (in the “Form of Assignment and Transfer ” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A , if applicable) and (2) if the Company or the Trustee so requests, an Opinion of Counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) Any stock certificate representing Common Stock issued upon conversion of any Note that bears a restrictive legend shall bear a legend in substantially the following form (unless (1)(a) such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act and (b) the holder of such Common Stock requests removal of such legend, (2) the holder of such Common Stock requests removal of such legend any time following the date that is the later of (a) one year following the date of such conversion and (b) one year following the last date on which such Common Stock or such Note was held by any Person that is, or during the immediately preceding three months had been, an Affiliate of the Company, or (3) otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, ANY ACQUIRER:

(1)           REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) (“QIB”) OR (B) IN THE CASE OF ANY ENTITY ACQUIRING THIS SECURITY DIRECTLY FROM THE COMPANY, IS A QIB OR AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT, AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)           AGREES FOR THE BENEFIT OF PERNIX THERAPEUTICS HOLDINGS, INC.  (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)           TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)           PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)           TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)           PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock that is no longer required hereunder to bear a restrictive legend shall, promptly following surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e) The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.06 .  Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its receipt of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require.  No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.  In case any Note that has matured or as to which a Change of Control Repurchase Notice or Conversion Notice has been submitted in accordance herewith shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 .  Temporary Notes.  Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes.  Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08 .  Cancellation of Notes Paid, Converted, Etc.  The Company shall cause all Notes surrendered for the purpose of payment, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation, and such Notes, if surrendered in compliance with the provisions of this Indenture, shall no longer be considered outstanding under this Indenture.  All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall cancel and dispose of such Notes in accordance with its customary procedures and, after such cancellation, shall deliver a certificate of such cancellation to the Company, at the Company’s written request.

Section 2.09 .  CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10 .  Repurchases.  The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior notice to the Holders of the Notes.  The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and such Notes will no longer be considered outstanding under this Indenture upon their repurchase.

ARTICLE 3
Satisfaction and Discharge

Section 3.01 .  Satisfaction and Discharge.  This Indenture shall upon written request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Change of Control Repurchase Date, upon conversion or otherwise, cash or cash and shares of Common Stock, if any (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4
Particular Covenants of the Company

Section 4.01 .  Payment of Principal and Interest.  The Company covenants and agrees that it will cause to be paid the principal (or the Change of Control Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02 .  Maintenance of Office or Agency.  The Company will maintain in the contiguous United States an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the contiguous United States.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, and Conversion Agent and the Corporate Trust Office as the office or agency in the contiguous United States, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands in respect of the Notes and this Indenture may be served.

Section 4.03 .  Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 .  Provisions as to Paying Agent.  (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (or the Change of Control Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (or the Change of Control Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (or the Change of Control Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (or the Change of Control Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (or the Change of Control Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (or the Change of Control Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (or the Change of Control Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (or the Change of Control Repurchase Price, if applicable) of, or accrued and unpaid interest on , any Note and remaining unclaimed for two years after such principal (or the Change of Control Repurchase Price, if applicable) or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05 .  Existence.  Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06 .  Rule 144A Information Requirement and Annual Reports.  (a)  At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes are outstanding or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.  The Company shall take such further action as any Holder or beneficial owner of such Notes or such Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(b) The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any such documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with the Commission) (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).

(c) Delivery of the reports and documents described in subsections (a) and (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d) If, at any time following the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes.  Such Additional Interest shall accrue on the Notes (i) for the first 90 days during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes, at a rate of 0.25% per annum of the principal amount of the Notes outstanding and (ii) for each day thereafter during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes, at a rate of 0.50% per annum of the principal amount of the Notes outstanding.  As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e) [Reserved.]

(f) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g) Subject to the immediately succeeding sentence, the Additional Interest that is payable in accordance with Section 4.06(d) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03.  However, in no event shall any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), as described in Section 4.06(d), together with any Additional Interest that may accrue in the event the Company elects to pay Additional Interest in respect of any Event of Default relating to its failure to comply with its obligations as set forth under Section 6.03, accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(h) If Additional Interest is payable by the Company pursuant to Section 4.06(d), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such Officer’s Certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07 .  Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal (or the Change of Control Repurchase Price, if applicable) of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 .  Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2014) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof, unless such Event of Default or Default shall have been cured or waived before the delivery of such Officer’s Certificate..

Section 4.09 .  Further Instruments and Acts.  Upon request of the Trustee acting in accordance with the terms of this Indenture, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10 .  Guarantees by Subsidiaries.  Each of the Company's Domestic Material Subsidiaries and each other Subsidiary of the Company that guarantees any indebtedness of the Company or any of its Domestic Material Subsidiaries shall be a Guarantor.  If the Company acquires or creates a Domestic Material Subsidiary or any other Subsidiary of the Company guarantees any indebtedness of the Company or any of its Domestic Material Subsidiaries or becomes a Domestic Material Subsidiary, such Subsidiary shall execute a Guarantee substantially in the form included in Exhibit A, execute a supplemental indenture in the form of Exhibit B, and deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms.

Section 4.11 .  Minimum Liquidity.  The Company shall maintain Minimum Liquidity of at least $8,000,000 at all times.

Section 4.12 .  Tax Status.  The Company agrees that payments of interest on a Note will be eligible for the “portfolio interest” exemption from U.S. federal withholding tax under Sections 871(h) and 881(c) of the U.S. Internal Revenue Code of 1986, as amended, provided that the beneficial owner of such Note provides the appropriate IRS Form W-8, and that the beneficial owner is not a 10-percent shareholder of the Company, a controlled foreign corporation to which the Company is related, or a bank extending credit to the Company in the ordinary course of its trade or business.  The Company agrees to keep any tax forms or certifications provided confidential, except as necessary to comply with applicable law.  The Company agrees for United States federal income tax purposes to treat the Notes as indebtedness that is not subject to the contingent payment debt instrument regulations under Treasury Regulations section 1.1275-4.

Section 4.13 .  Additional Covenants.  (a)  Debt; Contingent Obligations.  The Company will not, and will not permit any Subsidiary to create, incur, assume, guarantee or otherwise become or remain liable with respect to, any Debt, except for Permitted Debt.  The Company will not, and will not permit any Subsidiary to create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

(b)           Liens.  The Company will not, and will not permit any Subsidiary to create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens.

(c)           Restricted Distributions.  So long as the Notes are not Broadly-Held, the Company will not, and will not permit any Subsidiary to declare, order, pay, make or set apart any sum for any Restricted Distribution, except for Permitted Distributions.

(d)           Restrictive Agreements.  The Company will not, and will not permit any Subsidiary to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by (i) the Indenture, (ii) any agreement entered into to refinance all or any part of the Notes (but only to the extent the consensual encumbrances or restrictions contained therein that limit the actions described in (A) – (D) in this Section 4.13(d) are  no more restrictive with respect to such actions than this Indenture if less than all of the Notes will be refinanced), (iii) any agreement entered into in connection with an ABL Facility (but only to the extent the consensual encumbrances or restrictions contained therein that limit the actions described in (A) – (D) in this Section 4.13(d) are no more restrictive with respect to such actions than the Midcap Facility), (iv) restrictions on any Foreign Subsidiary or Specified Acquisition Subsidiary or any of their respective Subsidiaries resulting from the operations of covenants contained in documentation governing Debt of such Subsidiary permitted under this Indenture, (v) any instrument governing Debt or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of (and not in anticipation of) such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and/or any of its Subsidiaries, or the property or assets of the Person and/or any of its Subsidiaries, so acquired, (vi) any instrument governing Permitted Acquisition Debt incurred in connection with a Permitted Acquisition of the type described in clause (z) of the definition thereof (so long as such restriction or instrument does not apply to any Credit Party (other than the Acquisition Subsidiary or the Target or any of its Subsidiaries, as applicable)), (vii)(a) customary non-assignment and similar provisions and in contracts, leases and licenses entered into in the Ordinary Course of Business, (b) net worth provisions in leases and other agreements and (c) provisions restricting cash or other deposits in agreements entered into by the Company or any Subsidiary of the Company in the Ordinary Course of Business, (viii) mortgage financings, purchase money obligations and Capital Lease Obligations that impose restrictions on the property owned or leased, (ix) any agreement for the sale or other disposition permitted by this Indenture of the Capital Stock or all or substantially all of the property and assets of a Subsidiary of the Company that restricts distributions by that Subsidiary pending its sale or other disposition, (x) Permitted Liens, (xi) restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the Ordinary Course of Business, (xii) customary encumbrances or restrictions contained in agreements in connection with Swap Contracts or Bank Product Obligations permitted under this Indenture, (xiii) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the Ordinary Course of Business, (xiv) any consensual encumbrance or restriction of any kind existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (xiii), or in this clause (xiv) (provided that the terms and conditions of any such consensual encumbrance or restriction of any kind that limit the actions described in (A) – (D) in this Section 4.13(d) are no more restrictive than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented) on the ability of any Subsidiary to:  (A) pay or make Restricted Distributions to any Credit Party; (B) pay any Debt owed to any Credit Party; (C) make loans or advances to any Credit Party; or (D) transfer any of its property or assets to any Credit Party.

(e)           Consolidations, Mergers and Sales of Assets; Change in Control.  The Company will not, and will not permit any Subsidiary to (a) consolidate or merge or amalgamate with or into any other Person, other than (u) consolidations, mergers or amalgamations of the Company pursuant to which the surviving or transferee Person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the surviving or transferee Person shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture (and any representation agreements and registration rights agreements related hereto) and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture, (v) consolidations, mergers or amalgamations consummated to effect the consummation of a Permitted Asset Disposition of the type specified in clauses (a), (c), (e) and (i) of the definition thereof, (w) consolidations, mergers or amalgamations consummated to effect the consummation of a Permitted Acquisition, (x) consolidations, mergers or amalgamations of any Person with or into any Credit Party so long as such Credit Party shall be the resulting or surviving Person, (y) consolidations, mergers or amalgamations of any Credit Party with or into another Credit Party and (z) consolidations, mergers or amalgamations of any Subsidiary that is not a Credit Party with or into another Subsidiary of the Company or the Company; provided that, in the case of (w), (x), (y) and (z), if the Company is a party to such consolidation, merger or amalgamation, the Company shall be the surviving Person, or (b) consummate any Asset Dispositions other than (i) Permitted Asset Dispositions or (ii) any sale, conveyance, transfer or sale of all or substantially all of the Company’s assets to another Person that is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes by supplemental indenture all of the obligations of the Company under the Notes and this Indenture (and any representation agreements and registration rights agreements related hereto) and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.  The Company will not suffer or permit to occur any Subsidiary Change in Control with respect to any Subsidiary other than (i) Permitted Asset Dispositions and (ii) Asset Dispositions that would otherwise be permitted pursuant to the immediately preceding sentence of this Section 4.13(e).

(f)           Purchase of Assets.  So long as the Notes are not Broadly-Held, the Company will not, and will not permit any Subsidiary to (a) acquire or enter into any agreement to acquire any assets other than (i) in the Ordinary Course of Business, (ii) (1) assets purchased (and related agreements to purchase such assets) with casualty proceeds or proceeds from Permitted Asset Dispositions, (2) assets purchased (and related agreements to purchase such assets) with the net proceeds from an offering of Capital Stock or with cash from the balance sheet of a Credit Party provided such assets are acquired by a Credit Party, and (3) assets purchased (and related agreements to purchase such assets) with cash from the balance sheet of a non-Credit Party, (iii) a Permitted Acquisition or (iv) a Permitted Investment; or (b) engage or enter into any agreement to engage in any joint venture or partnership with any other Person other than joint-ventures or partnerships to co-promote, sell or distribute Non-Core Products (each, a “Partnership”).

(g)           Transactions with Affiliates.  Except (a) as otherwise disclosed on Schedule I, (b) for Restricted Distributions permitted to be made pursuant to Section 4.13(c), (c) transactions by and between or among the Company and any Guarantor or any Guarantor and any other Guarantor or by and between or among Subsidiaries that are not Credit Parties, and (d) for transactions that contain terms that are no less favorable to the Company or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, the Company will not, and will not permit any Subsidiary to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any Subsidiary.  For purposes of this Section 4.13(g), “Affiliate” shall not include Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP.

(h)           Investments. So long as the Notes are not Broadly-Held, the Company will not, and will not permit any Subsidiary to acquire or own or enter into any agreement to acquire or own any Investment in any Person other than (a) Permitted Investments (and agreements to acquire such Investments) and (b) Permitted Acquisitions (and agreements to make such Permitted Acquisitions).

(i)           Modification of Certain Agreements.  The Company will not, and will not permit any Subsidiary to enter into, amend or otherwise modify any Debt with a principal or committed amount in excess of $2,000,000, which agreement, amendment or modification in any case prohibits any Credit Party from performing its obligations under this Indenture.

(j)           Conduct of Business.  The Company will not, and will not permit any Subsidiary to engage in any line of business other than those businesses engaged in on the date hereof and businesses reasonably related thereto.

(k)           Lease Payments.  The Company will not, and will not permit any Subsidiary to incur or assume (whether pursuant to a guarantee or otherwise) any liability for rental payments except in the Ordinary Course of Business; provided that, in no event shall the aggregate annual lease payments for all such leases (other than capital leases) exceed $2,000,000 for any calendar year.

(l)           Limitation on Sale and Leaseback Transactions.  The Company will not, and will not permit any Subsidiary to enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, the Company or any Subsidiary sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset (a “Sale-leaseback Transaction”), other than Sale-leaseback Transactions with respect to any building or property used in the PML Business.

(m)           Compliance with Anti-Terrorism Laws.  The Company shall immediately notify the Trustee in writing if it has knowledge that any Credit Party or any of their respective Subsidiaries or Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Indenture is or becomes a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  The Company will not, and will not permit any Subsidiary to (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

(n)           Earnout/Escrow and Milestone Payments.  The Company shall not make, nor permit to be made, in cash all or any portion of the Earnout/Escrow Payments, the Milestone Payments or any other payment to a seller under the Cypress Purchase Agreement (including the Cypress Settlement), other than contingent payments based on achieving sales milestones, unless no Default or Event of Default exists before or after giving effect to any such payment.

ARTICLE 5
Lists of Holders and Reports by the Company and the Trustee

Section 5.01 .  Lists of Holders.  For so long as there are Physical Notes outstanding, the Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, quarterly, not more than 5 days after each March 1, June 1, September 1 and December 1 in each year beginning with June 1, 2014, and not more than 5 days after February 1, 2019, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 5 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02 .  Preservation and Disclosure of Lists.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6
Defaults and Remedies

Section 6.01 .  Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon declaration of acceleration or otherwise, or default in the payment of the Change of Control Repurchase Price, if applicable, when due and payable;

(c) failure by the Company to comply with its obligation to deliver shares of Common Stock (and cash in lieu of fractional shares) on the date or dates when due in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for a period of three Business Days ;

(d) failure by the Company to issue a Change of Control Company Notice in accordance with Section 15.02(c) or notice of a Change of Control, as defined for purposes of Section 14.03(b), in accordance with such Section, in each case when due, and such failure continues for a period of three Business Days;

(e) failure by the Company to comply with its obligations under Article 11;

(f) failure by the Company or any Guarantor for 60 days (or, in the case of a failure to comply with any of the agreements in Section 4.13, 30 days) after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company or the Guarantor to comply with any of its other agreements contained in the Notes or this Indenture;

(g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $3,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; provided that if at such time the Notes are Broadly-Held, such an acceleration or such failure to pay shall not be deemed as an Event of Default unless such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding has been received;

(h) a final judgment for the payment of $3,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against the Company or any Subsidiary of the Company, which judgment is not discharged or stayed within 2 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

(k) except as permitted in this Indenture, any Guarantee of a Guarantor (excluding a Guarantor that by itself or considered with other Guarantors whose Guarantees cease to be in full force or effect would not also be a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on its behalf, shall deny or disaffirm its obligation under the Guarantee.

Section 6.02 .  Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding.  If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 6.03 .  Additional Interest.  Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall (i) for the first 90 days after the occurrence of such an Event of Default (beginning on, and including, the date on which such an Event of Default first occurs), consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of Notes outstanding for each day during such 90-day period on which such Event of Default is continuing and (ii) for the period from, and including, the 91st day after the occurrence of such an Event of Default to, and including, the 180th day after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during such 90-day period on which such Event of Default is continuing.  Subject to the last paragraph of this Section 6.03, Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes.  On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02.  In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 60 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in writing of such election prior to the beginning of such 180-day period.  Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall any Additional Interest that may accrue in the event the Company elects to pay Additional Interest in respect of an Event of Default relating to its failure to comply with its obligations under Section 4.06(b) as set forth in this Section 6.03, together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), as described in Section 4.06(d), accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 6.04 .  Payments of Notes on Default; Suit Therefor.  If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, or the Change of Control Repurchase Price, if applicable, with interest on any overdue principal and interest, if any, or the Change of Control Repurchase Price, if applicable, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05 .  Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee and its agents under Section 7.06;

Second, in case the principal or Change of Control Repurchase Price of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the date due of the payments of such interest with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes or the Change of Control Repurchase Price shall have become due, by declaration, on the Change of Control Repurchase Date or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, if any, or the Change of Control Repurchase Price, if applicable, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest or, if applicable, the Change of Control Repurchase Price at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (or, if applicable, the Change of Control Repurchase Price) and interest without preference or priority of any type of obligation over any other type of obligation, or of any Note over any other Note, ratably to the aggregate of such principal (or, if applicable, the Change of Control Repurchase Price) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06 .  Proceedings by Holders.  Except to enforce the right to receive payment of principal (and, if applicable, the Change of Control Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (and the Change of Control Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07 .  Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08 .  Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09 .  Direction of Proceedings and Waiver of Defaults by Majority of Holders.  The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (c) the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive (including consents to such waiver obtained in connection with a repurchase of, or tender or exchange offer for, Notes) any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (or any Change of Control Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 .  Notice of Defaults.  The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (or the Change of Control Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be fully protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11 .  Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (or the Change of Control Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

ARTICLE 7
Concerning the Trustee

Section 7.01 .  Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.  In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a  Responsible Officer of the Trustee had actual knowledge of such event;

(g) all cash received by the Trustee shall be placed in a non-interest bearing trust account; and

(h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights, privileges, immunities and protections afforded to the Trustee, including, without limitation, its right to be indemnified, pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal or financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02 .  Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, or other paper, document or other evidence of indebtedness believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, other paper or document or other evidence of indebtedness, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(h) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(i) if the Trustee is requested by the Company to take any action, it may require an Officer’s Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel;

(j) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; and

(k) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

In no event shall the Trustee be liable for any special, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, other than with respect to payment of principal, interest and, if applicable, the Change of Control Repurchase Price, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company at the Corporate Trust Office or by any Holder of the Notes and such notice references the Notes and this Indenture.

Section 7.03 .  No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or the Guarantees.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04 .  Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes.  The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05 .  Monies to Be Held in Trust.  All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time in writing between the Company and the Trustee.

Section 7.06 .  Compensation and Expenses of Trustee.  Each of the Company and the Guarantors covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable fees and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith.  Each of the Company and the Guarantors also covenants to indemnify the Trustee (and any predecessor Trustee) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section.  The obligations of the Company and the Guarantors under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company.  The obligation of the Company and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and to the Trustee in all capacities hereunder.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 .  Officer’s Certificate as Evidence.  Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 .  Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if it were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09 .  Resignation or Removal of Trustee.  (a)  The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor trustee, or any Holder may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.  If no successor trustee shall have been so appointed and accepted appointment within 30 days after the Trustee is provided such notice of removal, the removed Trustee may petition a court of competent jurisdiction, at the expense of the Company, for the appointment of a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction at the expense of the Company for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 .  Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register.  If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11 .  Succession by Merger, Etc.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 .  Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8
Concerning the Holders

Section 8.01 .  Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02 .  Proof of Execution by Holders.  Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03 .  Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 .  Company-Owned Notes Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Subsidiary or officer or director thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Subsidiary or officer or director thereof.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 .  Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9
Holders’ Meetings

Section 9.01 .  Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 .  Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 .  Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04 .  Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 .  Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 .  Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02.  The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 .  No Delay of Rights by Meeting.  Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10
Supplemental Indentures

Section 10.01 .  Supplemental Indentures Without Consent of Holders.  The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s or Guarantor’s expense, or the Guarantors may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) if at such time the Notes are Broadly-Held, to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article 11;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) in connection with any Merger Event, provide that the Notes are convertible (or exchangeable) into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required or permitted by Section 14.07;

(g) to make any change that does not adversely affect the rights of any Holder;

(h) to provide for the acceptance of appointment of a successor trustee pursuant to Section 7.10 or to facilitate the administration of the trusts under this Indenture by more than one trustee in accordance with Article 7; or

(i) to incorporate mandatory provisions of the Trust Indenture Act in connection with any registered offering of the Notes, to the extent required by the Trust Indenture Act.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 .  Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, or the Guarantors may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or change the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Change of Control Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i) make any change to this proviso or in the waiver provisions in Section 6.02 or Section 6.09; or

(j) other than in accordance with the provisions of this Indenture, eliminate any existing Subsidiary Guarantee of the Notes.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture.  It shall be sufficient if such Holders approve the substance thereof.  After any such supplemental indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03 .  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 .  Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, upon receipt of a Company Order, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 .  Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee.  In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture, that all conditions precedent with respect to the execution and delivery of such supplemental indenture have been complied with and that such supplemental indenture is the legal, valid and binding obligation of the Company and the Guarantors (to the extent such Guarantors are party thereto), enforceable against each of them in accordance with its terms.

ARTICLE 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01 .  Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02 .  Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon receipt of a Company Order from of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03 .  Opinion of Counsel to Be Given to Trustee.  No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

Section 11.04.  Consolidation, Merger or Sale of Substantially All Assets of Guarantor.  No Guarantor may (i) consolidate with or merge with or into any Person, or (ii) sell, convey, transfer, dispose of or lease all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or (iii) permit any Person to merge with or into the Guarantor, unless (A) the other Person is the Company or any Wholly Owned Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or (B) (1) the Guarantor is the continuing Person, and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Subsidiary thereof) otherwise permitted by the Indenture.

ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01 .  Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of or accrued and unpaid interest on any Note or Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or Guarantor in this Indenture or in any supplemental indenture or in any Note or Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company, any Guarantor or of any of their successor companies, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and Guarantees.

ARTICLE 13
Guarantee of Notes

Section 13.01 .  Guarantee. Each of the Guarantors hereby unconditionally guarantees, jointly and severally with each other Guarantor, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:  (i) the due and punctual payment of the aggregate amount principal of (or the Change of Control Repurchase Price, if applicable) and interest on the Notes, whether at maturity or on an Interest Payment Date, by acceleration pursuant to this Indenture or otherwise, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder (including without limitation the obligation to deliver shares of Common Stock upon conversion) shall be promptly paid in full when due, all in accordance with the terms hereof and thereof, including all amounts payable to the Trustee under Section 7.06 hereof, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid or delivered in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

If the Company fails to make any payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated, jointly and severally with each other Guarantor, to pay the same immediately.  Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Notes, this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor.  If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Article 13, to the extent theretofore discharged with respect to any Guarantee, shall be reinstated in full force and effect.  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby by such Guarantor until payment in full of all such obligations.  Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders of Notes and the Trustee on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of such Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any acceleration of such obligations as provided in Article 6 hereof such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor, jointly and severally with each other Guarantor, for the purpose of this Article 13.  In addition, without limiting the foregoing, upon the effectiveness of an acceleration under Article 6, the Trustee may make a demand for payment on the Notes under any Guarantee provided hereunder and not discharged.

The Guarantee set forth in this Section 13.01 and as annexed to any Note shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by the Trustee or any duly appointed agent.

Section 13.02 .  Obligations of each Guarantor Unconditional.  Nothing contained in this Article 13 or elsewhere in this Indenture or in any Note is intended to or shall impair, as between each Guarantor and the Holders, the obligations of such Guarantor which are absolute and unconditional, to pay to the Holders the principal of, the Change of Control Repurchase Price, if applicable, and interest on the Notes as and when the same shall become due and payable in accordance with the provisions of their Guarantee or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any Default under this Indenture in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

Upon any distribution of assets of a Guarantor referred to in this Article 13, the Trustee, subject to the provisions of Article 7, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to such Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13.

Section 13.03 .  Release of a Guarantor.  If (i) all or substantially all of the assets of any Guarantor other than the Company or all of the Capital Stock of any Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or (ii) the Indenture is discharged in accordance with Article 3, then in each case such Guarantor or Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor), as the case may be, shall be deemed automatically and unconditionally released and discharged from any of its obligations under this Indenture without any further action on the part of the Trustee or any Holder of the Notes.

Section 13.04 .  Execution and Delivery of Guarantee.  The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) together with an executed guarantee substantially in the form included in Exhibit A evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee on behalf of each Guarantor.

Section 13.05 .  Limitation on Guarantor Liability.  Notwithstanding anything to the contrary in this Article 13, each Guarantor, and by its acceptance of a Note, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.  To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 13.06 .  Waiver by the Guarantors.  To the extent permitted by applicable law, each Guarantor hereby irrevocably waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency of bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest, notice and all demand whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, in this Indenture and in this Article 13.

Section 13.07 .  Subrogation and Contribution.   Upon making any payment with respect to any obligation of the Company under this Article 13, the Guarantor making such payment shall be subrogated to the rights of the payee against the Company with respect to such obligation; provided, that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Each Guarantor that makes a payment under its Guarantee shall be entitled, upon payment in full of all guaranteed obligations under this Indenture, to seek and receive contribution from and against each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 13.08 .  Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

ARTICLE 14
Conversion of Notes

Section 14.01 .  Conversion Privilege.  Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is equal to $1,000 principal amount and integral multiples of $1 in excess thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date at an initial conversion rate of 277.7778 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).  A Holder (other than the Depositary) or a beneficial owner of the Notes shall not have the right to receive shares of Common Stock upon conversion pursuant to this Article 14 to the extent that, following such conversion, either (i) such Holder’s or such beneficial owner’s, together with such Holder’s or such beneficial owner’s Affiliates, aggregate voting power on a matter being voted on by holders of the Common Stock would exceed 19.9% of the maximum voting power of the Company’s Common Equity or (ii) such Holder or such beneficial owner, together with such Holder’s or such beneficial owner’s Affiliates, would beneficially own more than 19.9% of the then outstanding Common Stock; provided, however, that such conversion restriction shall not apply in connection with and subject to completion of a third party tender offer for the Common Stock issuable thereupon; and provided further that if such Holder or beneficial owner is so prevented from receiving any shares to which it would otherwise be entitled, the Company’s obligation to deliver such shares shall not be extinguished, and the Company shall deliver such shares (or any designated portion thereof) within three Business Days following notice from the converting Holder or beneficial owner that receipt of such shares (or any designated portion thereof) would not be prohibited by this sentence.

Section 14.02 .  Conversion Procedure; Settlement Upon Conversion.

(a) Upon conversion of any Note, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02, on the third Business Day immediately following the relevant Conversion Date, subject, in the case of any Physical Note that contains a Blocker Provision (as defined therein), to such Blocker Provision, which shall not in any case be waiveable by the Holder and, in case of a Physical Note or a Global Note, to the last sentence of Section 14.01.

(b) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time (it being understood that any instruction to convert transmitted to the Depositary shall be irrevocable) and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h).  The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion.  No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Change of Control Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Change of Control Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above.  The Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.

(f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Change of Control Repurchase Date that is after a Regular Record Date and on or prior to the date the corresponding interest amount is paid; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note.  Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date without an obligation to pay equivalent interest amounts.

(i) The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date.  Upon a conversion of Notes, subject to Section 2.03(b), such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that such Person shall have the right to receive the consideration due upon conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.

Section 14.03 .  Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with a Change of Control.  (a)  If a Change of Control occurs or becomes effective prior to the Maturity Date and a Holder elects to convert all of its Notes, or any portion thereof that is equal to $1,000 and integral multiples of $1 in excess thereof in connection with such Change of Control, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Change of Control if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Change of Control up to, and including, the Business Day immediately prior to the related Change of Control Repurchase Date (or, in the case of a Change of Control for purposes of this Section 14.03 that is not a Change of Control for purposes of Section 15.02, the 35th Business Day immediately following such Effective Date).

(b) Upon surrender of Notes for conversion in connection with a Change of Control pursuant to Section 14.03(a), the Company shall deliver shares of Common Stock, including the Additional Shares, in accordance with Section 14.02; provided, however, that if, at the effective time of a clause b Change of Control, the Reference Property following such clause b Change of Control is composed entirely of cash, for any conversion of Notes following the Effective Date of such clause b Change of Control, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price.  The Company shall notify the Holders of Notes and the Conversion Agent in writing of the Effective Date of any Change of Control and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions of Notes in connection with a Change of Control shall be determined by reference to the table below, based on the date on which the Change of Control occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Change of Control.  If the holders of the Common Stock receive in exchange for their Common Stock only cash in a clause b Change of Control, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Change of Control.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$2.09	$2.25	$2.50	$2.75	$3.00	$3.25	$3.60	$4.00	$4.50	$6.00	$7.00	$9.00
February 15, 2014	200.6911	179.6858	154.0914	134.1318	118.2933	105.4656	91.2114	78.744	67.0092	45.8554	34.6202	27.6832
February 15, 2015	200.6911	170.9172	144.3302	123.8255	107.7366	94.8569	80.7871	68.6854	57.566	38.3029	28.5679	22.7333
February 15, 2016	200.6911	162.6319	134.3678	112.8213	96.1288	82.993	68.9267	57.1519	46.6803	29.6581	21.7275	17.1906
February 15, 2017	200.6911	155.6799	124.4085	100.8341	82.8538	69.0136	54.6222	43.0828	33.3859	19.3332	13.7518	10.8178
February 15, 2018	200.6911	153.1368	116.2267	88.3794	67.4244	51.7044	36.1284	24.6399	16.1328	6.9276	4.6396	3.6518
February 15, 2019	200.6911	166.6666	122.2222	85.8586	55.5555	0	0	0	0	0	0	0

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii) if the Stock Price is greater than $9.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $2.09 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Section 14.03 or Section 14.04, the Conversion Rate shall not be adjusted, and no Additional Shares shall be added to the Conversion Rate, to the extent that such adjustment or such Additional Shares would cause the Conversion Price to be less than the Floor Price then in effect; provided that on the third Business Day following the relevant Conversion Date the Company shall pay cash in lieu of any share that was not delivered on account of the limitation set forth in this sentence, valued at the Last Reported Sale Price on the Conversion Date.

(f) Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of conversions in connection with a Change of Control.

Section 14.04 .  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Record Date occurs in respect of an issuance by the Company of shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=
the Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR'	=	the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior the open of business on such effective date, as applicable; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Record Date occurs in respect of an issuance by the Company to all or substantially all holders of the Common Stock of any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR'	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Record Date occurs in respect of any distribution by the Company of shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii)dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), (iii) dividends or distributions of Reference Property in exchange for Common Stock pursuant to any Merger Event and (iv) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.  If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a Record Date for any dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR'	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.10), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)           a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)           a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 14.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 14.04(b).

(d) If the Record Date occurs in respect of any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR'	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer that is subject to the then-applicable tender offer rules under the Exchange Act for the Common Stock, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=
the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'	=
the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=
the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS'	=
the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP'	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 14.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate.

(f) If the Company issues (x) Common Stock  at a price per share, or (y) securities that are exercisable for, or convertible or exchangeable into, or is settled by reference to the value of, Common Stock (any such security, an “Equity Linked Security”) with an exercise, conversion, exchange or reference price (calculated based on the maximum number of underlying shares) (such issuance price per share, in the case of clause (x), or such exercise, conversion, exchange or reference price, in the case of clause (y), the “Issuance Price”), in each case that is less than the Last Reported Sale Price of the Common Stock on (A) the Trading Day on which the offering of such Common Stock or such Equity Linked Securities is publicly announced, if such announcement occurs after 4:00 pm on any Trading Day, or (B) otherwise, the Trading Day immediately preceding the day of such announcement (the Trading Day set forth in clause (A) or (B) above, the “Announcement Date”), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the date such issuance is consummated;

CR'	=	the Conversion Rate in effect immediately after the close of business on such consummation date;

SP0	=	the Last Reported Sale Price of the Common Stock on the Announcement Date;

SP'	=	the Issuance Price;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Announcement Date; and

OS'	=	the total number of shares of Common Stock so issued or the maximum number of shares of Common Stock underlying the Equity Linked Securities so issued, as the case may be.

Any increase pursuant to this Section 14.04(f) shall become effective immediately after the close of business on the date such issuance is consummated.  For the avoidance of doubt, the Conversion Rate shall not be increased pursuant to this Section 14.04(f) in respect of an offering of Common Stock or Equity Linked Securities that is announced and is not consummated.

(g) Notwithstanding anything to the contrary in this Section 14.04 or Section 14.03, the Conversion Rate shall not be adjusted, and no Additional Shares shall be added to the Conversion Rate, to the extent that such adjustment or such Additional Shares would cause the Conversion Price to be less than the Floor Price then in effect; provided that on the third Business Day following the relevant Conversion Date the Company shall pay cash in lieu of any share that was not delivered on account of the limitation set forth in this sentence, valued at the Last Reported Sale Price on the Conversion Date.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Market and any exchange on which any of the Company’s securities are then listed, (i) the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest and (ii) to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Conversion Rate is increased pursuant to the immediately preceding sentence, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Common Stock;

(v) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 14.04(e); or

(vi) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.  The Company shall not adjust the Conversion Rate pursuant to this Section 14.04 unless the adjustment (taken together with all carried-forward adjustments) would result in a change of at least 1% in the then-effective Conversion Rate.  However, the Company shall carry forward any adjustment that it would otherwise have to make and take that adjustment into account in any subsequent adjustment.  Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Notes (i) annually on December 31 of each year, (ii) in connection with any subsequent adjustment to the Conversion Rate if the aggregated adjustment would be at least 1% of the Conversion Rate and (iii) on each Conversion Date.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05 . Adjustments of Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Stock Price for purposes of a Change of Control over a span of multiple days, the Board of Directors shall make appropriate adjustments (without duplication in respect of any adjustment otherwise made pursuant to Section 14.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when such Last Reported Sale Prices or Stock Prices are to be calculated.  For the avoidance of doubt, neither the Trustee nor the Conversion Agent shall be responsible for monitoring the Last Reported Sale Price or calculating or adjusting the Conversion Rate.

Section 14.06 .  Reservation of Shares.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder) at the maximum Conversion Rate (including the maximum number of Additional Shares that could be added to the Conversion Rate in connection with a Change of Control (as defined for purposes of Section 14.03)).

Section 14.07 .  Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split or share combination or changes solely in par value),

(ii) any consolidation, merger or combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(f) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event the number of shares of Common Stock otherwise deliverable upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.  If holders of Common Stock receive only cash in such Merger Event, then for all conversions of Notes that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the relevant Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying  such cash to converting Holders.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14.  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07.  None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08 .  Certain Covenants.  (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09 .  Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.10 .  [Reserved].

Section 14.11 .  Stockholder Rights Plans.  If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 15
Repurchase of Notes at Option of Holders

Section 15.01 .  Intentionally Omitted.

Section 15.02 .  Repurchase at Option of Holders Upon a Change of Control.  (a)  If a Change of Control occurs at any time, each Holder shall have the right to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 principal amount and integral multiples of $1 in excess thereof, on the date (the “Change of Control Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Change of Control Company Notice at a repurchase price equal to the Specified Percentage of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Change of Control Repurchase Date (the “Change of Control Repurchase Price”), unless the Change of Control Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Change of Control Repurchase Price shall be equal to the Specified Percentage of the principal amount of Notes to be repurchased pursuant to this Article 15.  In the case of any Change of Control described in clause (c) of the definition thereof, the Change of Control Repurchase Date shall be prior to the scheduled liquidation, dissolution or termination date.

(b) Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Change of Control Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Change of Control Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Change of Control Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Change of Control Repurchase Price therefor.

The Change of Control Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Change of Control Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Change of Control Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th Business Day after the occurrence of the effective date of a Change of Control, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Change of Control Company Notice”) of the occurrence of the effective date of the Change of Control and of the repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Notes, such notice shall be mailed by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Each Change of Control Company Notice shall specify:

(i) the events causing the Change of Control;

(ii) the effective date of the Change of Control;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Change of Control Repurchase Price;

(v) the Change of Control Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Change of Control Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Change of Control Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request in the form of an Officer’s Certificate, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Change of Control Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Change of Control if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Change of Control Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Change of Control Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Change of Control Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) Notwithstanding the foregoing, the Company shall not be required to repurchase, or to make an offer to repurchase, any Notes upon a Change of Control if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15.

(f)         To the extent that, due to any change in law following the date hereof, the provisions of any securities laws or regulations conflict with the provisions of this Article 15, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Article 15 by virtue of such conflict; provided that, in such event, the Company shall use its best efforts to provide Holders with the economic benefits of this Article 15.

Section 15.03 .  Withdrawal of Change of Control Repurchase Notice.  A Change of Control Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be equal to $1,000 and integral multiples of $1 in excess thereof,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Change of Control Repurchase Notice, which portion must be in minimum denominations of $1,000 and integral multiples of $1 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04 .  Deposit of Change of Control Repurchase Price.  (a)  The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Change of Control Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Change of Control Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date) will be made on the later of (i) the Change of Control Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by  Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Change of Control Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Change of Control Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Change of Control Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture, (i)such Notes will cease to be outstanding, (ii)interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Change of Control Repurchase Price and, if applicable, interest payable on the next Interest Payment Date).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05 .  Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16
No Redemption

Section 16.01 .  No Redemption.  The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 17
Miscellaneous Provisions

Section 17.01 .  Provisions Binding on Company’s Successors.  All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02 .  Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03 .  Addresses for Notices, Etc.  Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed as follows (until another address is filed by the Company with the Trustee), or transmitted by facsimile transmission or other similar means of unsecured electronic methods to Pernix Therapeutics Holdings, Inc., 884 Johnnie Dodds Blvd., #201, Mt Pleasant, South Carolina 29464, Attention: General Counsel.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed; provided that notices or communications given to Holders holding Global Notes may be given through the facilities of the Depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee shall have the right vis a vis the Company, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company.  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.  The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. As between the Trustee and the Company, any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Any notice that the Company is required hereunder to deliver to the Trustee (in any role) shall be delivered to the Corporate Trust Office and shall explicitly reference this Indenture and the Notes.

Section 17.04 .  Governing Law; Jurisdiction.  THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT ARE INCONSISTENT WITH SUCH CHOICE OF NEW YORK LAW).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05 .  Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that the conditions precedent to such action have been satisfied.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (i) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (iv) a statement as to whether or not, in the judgment of such person, the conditions precedent to such action have been satisfied.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.06 .  Legal Holidays.  In any case where any Interest Payment Date, Change of Control Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07 .  No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08 .  Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, and to the extent specified in Section 8.03 beneficial owners of interests in Global Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09 .  Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10 .  Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes  may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________

Authorized Signatory

Section 17.11 .  Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.12 .  Severability.  In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13 .  Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14 .  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15 .  Calculations.  Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Stock Price and the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent in an Officer’s Certificate, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 17.16 .  USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ Douglas Drysdale
Douglas Drysdale
President and Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

Date	By:	/s/ Lynn M. Steiner
Lynn M. Steiner
Vice President

GUARANTORS:
MACOVEN PHARMACEUTICALS, LLC,
a Louisiana limited liability company
By:        Pernix Therapeutics, LLC,
   a Louisiana limited liability company
Its:        Sole Member and Sole Manager
By:      Pernix Therapeutics Holdings, Inc.,
a Maryland corporation
Its:       Sole Member and Sole Manager

By:   /s/ Douglas Drysdale
         Douglas Drysdale
President and Chief Executive Officer

PERNIX MANUFACTURING, LLC,
a Texas limited liability company
By:      Pernix Therapeutics Holdings, Inc.,
a Maryland corporation
Its:      Sole Member

By:      /s/ Douglas Drysdale
Douglas Drysdale
President and Chief Executive Officer

PERNIX THERAPEUTICS, LLC,
a Louisiana limited liability company
By:      Pernix Therapeutics Holdings, Inc.,
a Maryland corporation
Its:      Sole Member and Sole Manager

By:      /s/ Douglas Drysdale
                                Douglas Drysdale
President and Chief Executive Officer

GUARANTORS:	CYPRESS PHARMACEUTICALS, INC., a Mississippi corporation By: /s/ Michael C. Pearce Michael C. Pearce President and Chief Executive Officer

GAINE, INC., a Delaware corporation By: /s/ Cooper C. Collins Cooper C. Collins President and Chief Executive Officer
RESPICOPEA INC., a Delaware corporation By: /s/ Cooper C. Collins Cooper C. Collins President
HAWTHORN PHARMACEUTICALS, INC., a Mississippi corporation By: /s/ Cooper C. Collins Cooper C. Collins President and Chief Executive Officer
PERNIX SLEEP, INC., a Delaware corporation By: /s/ Cooper C. Collins Cooper C. Collins President and Chief Executive Officer

GUARANTORS:	GTA GP, INC., a Maryland corporation By: /s/ Cooper C. Collins Cooper C. Collins President and Chief Executive Officer

GTA LP, INC., a Maryland corporation By: /s/ Cooper C. Collins Cooper C. Collins President and Chief Executive Officer

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE RESTRICTIVE LEGEND SET FORTH IN INDENTURE IF A RESTRICTED SECURITY]

PERNIX THERAPEUTICS HOLDINGS, INC.

8.00% Convertible Senior Note due 2019

No. [_____]                                                                                                                                                                                                                                                                                                                                                                                                                                                           [Initially]1 $[_________]

CUSIP No. [_________]

Pernix Therapeutics Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Maryland (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3, or registered assigns, the principal sum[, in accordance with the rules and procedures of the Depositary,]4 on February 15, 2019, and interest thereon as set forth below.

This Note shall bear interest at the rate of 8.00% per year from February 21, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until February 15, 2019.  Interest is payable (i) quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing on June 15, 2014 and (ii) on the Maturity Date, to Holders of record at the close of business on the preceding March 1, June 1, September 1 and December 1 (whether or not such day is a Business Day), respectively, or, in the case of the Maturity Date, February 1, 2019.  Additional Interest will be payable as set forth in the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Indenture, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) by check or, under certain circumstances, by wire transfer.  The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to any conflicts of laws provisions thereof that are inconsistent with such choice of New York law).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern, except to the extent expressly provided herein.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

1 Include if a global note.
2 Include if a global note.
3 Include if a physical note.
4 Include if a global note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

PERNIX THERAPEUTICS HOLDINGS, INC.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:_______________________________

     Authorized Signatory

[FORM OF REVERSE OF NOTE]

PERNIX THERAPEUTICS HOLDINGS, INC.
8.00% Convertible Senior Note due 2019

This Note is one of a duly authorized issue of Notes of the Company, designated as its 8.00% Convertible Senior Notes due 2019 (the “Notes”), limited to the aggregate principal amount of $65,000,000 all issued or to be issued under and pursuant to an Indenture dated as of February 21, 2014 (the “Indenture”), between the Company and Wilmington Trust, National Association, a national banking association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (or the Change of Control Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Change of Control, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in a minimum denomination of $1,000 or greater) on the Change of Control Repurchase Date at a price equal to the Change of Control Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is equal to or greater than $1,000, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. [Notwithstanding the foregoing and anything to the contrary in the Indenture, for as long as [INITIAL HOLDER] or any Affiliate thereof is the Holder or beneficial owner of the Note, such Holder or beneficial owner shall not have the right to receive shares of Common Stock upon conversion, and any purported delivery of shares to such Holder or beneficial owner shall be null and void, to the extent that, following receipt of such shares, such Holder or beneficial owner would be the beneficial owner (within the meaning of Rule 13(d) under the Exchange Act and the rules promulgated thereunder) of more than [4.9]5[the Blocker Percentage]6% of the outstanding shares of Common Stock; provided that if such Holder or beneficial owner is so prevented from receiving any shares to which it would otherwise be entitled, the Company’s obligation to deliver such shares shall not be extinguished, and the Company shall deliver such shares (or any designated portion thereof) within three Business Days following notice from the converting Holder or beneficial owner that receipt of such shares (or any designated portion thereof) would not be prohibited by this sentence (this sentence being referred to as the “Blocker Provision”).]7  [“Blocker Percentage” means, initially 4.9%, provided that the Holder may, upon not less than 61 calendar days’ irrevocable notice to the Company, increase such percentage to 9.9%]8

5 To be included for Bracebridge.
6 To be included for Athyrium.
7 To be included for Bracebridge and Athyrium.
8 To be included for Athyrium.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN  = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A9

SCHEDULE OF EXCHANGES OF NOTES

PERNIX THERAPEUTICS HOLDINGS, INC.

8.00% Convertible Senior Notes due 2019

The initial principal amount of this Global Note is _______ DOLLARS ($[_________]).  The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

9 Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:  [_________]

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is equal to or greater than $1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:           _____________________         ________________________________

________________________________
Signature(s)

___________________________
Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

_________________________
(Name)

_________________________
(Street Address)

_________________________
(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):  $______,000

NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_________________________
Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF CHANGE OF CONTROL REPURCHASE NOTICE]

To: [_________]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Pernix Therapeutics Holdings, Inc. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and specifying the Change of Control Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to or greater than $1,000) below designated, and (2) if such Change of Control Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Change of Control Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:           _____________________

________________________________
Signature(s)

_________________________
Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):  $______,000
NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, if the within Note is subject to a restrictive legend, the undersigned confirms that such Note is being transferred:

□           To Pernix Therapeutics Holdings, Inc. or a subsidiary thereof; or

□           Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

□           Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

□           Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: ________________________________

_____________________________________

_____________________________________
Signature(s)

_____________________________________
Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

GUARANTEE

The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the aggregate amount principal of (and the Change of Control Repurchase Price, if applicable) and interest on the Company’s 8.00% Convertible Senior Notes due 2019 (the “Notes”), whether at maturity or on an Interest Payment Date, on a Change of Control Repurchase Date, by acceleration or otherwise, on the Notes, to the extent lawful, and of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in the Indenture (including without limitation the obligation to deliver shares of Common Stock upon conversion) and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, on any Change of Control Repurchase Date, by acceleration or otherwise.

No past, present or future stockholder, officer, director, employee, partner or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee evidenced hereby by reason of such person’s status as stockholder, officer, director, employee, partner or incorporator. Each Holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee.

Each Holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee evidenced hereby shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert List of existing Company’s subsidiaries]

By:
Name:
Title:Authorized Officer

[This Guarantee relates to Pernix Therapeutics Holdings., Inc.’s 8.00 % Convertible Senior Notes due 2019 – CUSIP No.: [_____]]

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE]

PERNIX THERAPEUTICS HOLDINGS, INC.

AND

EACH OF THE GUARANTORS PARTY HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of [__________], [____]

8.00% Convertible Senior Notes due 2019

THIS [___] SUPPLEMENTAL INDENTURE (this “[___] Supplemental Indenture”), entered into as of [__________], [____], among Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”), [list each new guarantor and its jurisdiction of incorporation] (each an “Undersigned”) and Wilmington Trust, National Association, a national banking association, (the “Trustee”).

RECITALS

WHEREAS, the Company, the other Guarantors party thereto and the Trustee entered into an indenture, dated as of February 21, 2014 (the “Indenture”), relating to the Company’s 8.00% Convertible Senior Notes due 2019 (the “Notes”); and

WHEREAS, as a condition to the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause certain Subsidiaries from time to time to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this [___] Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 13 thereof.

Section 3. This [___] Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This [___] Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 5. This [___] Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this [___] Supplemental Indenture shall henceforth be read together.

Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the Recitals contained herein, all of which are made solely by the Company and each of the Undersigned.

IN WITNESS WHEREOF, the parties hereto have caused this [___] Supplemental Indenture to be duly executed as of the date first above written.

PERNIX THERAPEUTICS HOLDINGS, INC.
By:
Name:
Title:

[GUARANTOR]
By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title: